UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2020

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38903	83-2586114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of Principal Executive Offices) (Zip Code)

(516) 295-7820

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2020 (the “Amendment Effective Date”), Postal Realty LP, as the borrower (the “Borrower”), Postal Realty Trust, Inc. and certain subsidiaries, as guarantors, and People’s United Bank, National Association, as administrative agent (the “Administrative Agent”), for the benefit of the lenders (the “Lenders”) party to the Credit Agreement (as defined below) entered into that certain Third Amendment to Credit Agreement (the “Third Amendment”) by and among the Borrower, the Administrative Agent, the Lenders and BMO Capital Markets Corp., as joint lead arranger, dated as of September 27, 2019, as amended by that certain First Amendment to Credit Agreement (the “First Amendment”), dated as of January 30, 2020 and that certain Second Amendment to Credit Agreement (the “Second Amendment”), dated as of June 25, 2020 (as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Credit Agreement”).

The Third Amendment provides for certain amendments effective as of the Amendment Effective Date and through the term of the Credit Agreement. The Borrower and Lenders agreed to the items listed below. Capitalized terms used in the list below and not defined therein have the meanings ascribed to them in the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

●	The calculation of Borrowing Base Portfolio Value for the applicable Borrowing Base Properties will be adjusted in the event that any such Borrowing Base Property individually or together with a specified subset of Borrowing Base Properties account for more than the specified percentage of Borrowing Base Net Operating Income.

●	The calculation of Consolidated Total Real Estate Concentration Limits for the applicable Real Estate Assets will be adjusted in the event that any such Real Estate Asset individually or together with a specified subset of Real Estate Assets account for more than the specified percentage of Net Operating Income of all Real Estates Assets.

●	In order for any Real Property to qualify as an Eligible Property that may, among others, be included in the Borrowing Base, such Real Property must meet certain minimum Lease requirements depending on whether the Real Property is occupied solely by the United States Postal Service (the “USPS”) pursuant to an Acceptable Postal Lease or occupied by the USPS pursuant to an Acceptable Postal Lease and the remaining rentable square feet are occupied pursuant to one or more Operating Business Leases that are Qualifying Leases.

●	Permitted Dispositions will not include dispositions by a Subsidiary Guarantor of any lease, assignment or sublease of a Borrowing Base Property that does not satisfy the Required Minimum Occupancy Threshold.

●	Permitted Encumbrances will include the rights of any tenant under any Lease other than rights or options to purchase, rights of first offer to purchase or rights of first refusal to purchase.

●	Certain terms that previously referred to Postal Leases were revised to refer more generally to Leases or refer to the possibility of more than one tenant at an applicable Real Property.

●	Upon closing of the previously announced acquisition of the approximately 431,000 square foot industrial building in Warrendale, Pennsylvania, if at all, and for the six month period after such property is acquired, such property shall be valued for the purpose of calculating the Borrowing Base Portfolio Value at the Net Purchase Price.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated as of November 24, 2020, by and among Postal Realty LP, Postal Realty Trust, Inc., the subsidiary guarantors party thereto and People’s United Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTAL REALTY TRUST, INC.

Date: December 1, 2020	By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

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